Exhibit n.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our supplementary report dated March 12, 2010, in the Registration Statement (Form N-2 No. 333-187447) and related Prospectus of Hercules Technology Growth Capital, Inc. dated March 20, 2014.

/s/ Ernst & Young LLP

San Francisco, California

March 20, 2014